* Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment and those portions have been filed separately with the Securities and Exchange Commission.

LIQUID MANAGEMENT PARTNERS, LLC

DISTRIBUTION AGREEMENT

With

HEALTH & WELLNESS PARTNERS, INC.

THIS AGREEMENT ("Agreement") entered into as of March 5, 2009 by and between Liquid Management Partners, LLC, a New York limited liability company with an office located at 320 Northern Boulevard Great Neck NY 11201 (the "Supplier"), and Health and Wellness Partners Inc. 15641 Red Hill Avenue, Suite #200 Tustin, CA 92780 (the "Distributor").

WHEREAS, the Supplier is in the business of marketing, selling, and promoting certain beverage products; and

WHEREAS, the Distributor is in the business of selling and distributing beverages to retail and wholesale customers and has the financial resources, facilities, personnel, and expertise necessary to successfully distribute the Supplier's beverage products in the territory hereinafter defined herein; and

WHEREAS, the Distributor wishes to obtain, and the Supplier is willing to grant to the Distributor an exclusive right, subject to certain specific exceptions and limitations set forth herein, to distribute and sell the Supplier's beverage products to retail and wholesale customers for purposes of consumption and resale in the territory hereinafter defined herein:

NOW, THEREFORE, in consideration of the foregoing premises and the mutual representations and agreements set forth herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Supplier and the Distributor, intending to be legally bound, hereby agree as follows.

1.           DEFINITIONS. For purpose of this Agreement, the following terms shall have the respective meanings indicated below.

1.1.           Products. The Supplier's beverage products set forth in Exhibit A to this Agreement (the "Products").

1.2.           Quotas. The specified minimum purchase volumes for the Products set forth in Exhibit B to this Agreement.

1.3.           Territory. The geographical territory set forth in Exhibit C to this Agreement.

                                1.4.           Prices. The prices for the Products set forth in Exhibit D to this Agreement.

* Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment and those portions have been filed separately with the Securities and Exchange Commission.

2.           GRANT OF DISTRIBUTION RIGHT

2.1.           Exclusivity. Subject to the terms and conditions of this Agreement, the Supplier hereby grants to the Distributor and the Distributor hereby accepts from the Supplier an exclusive right to sell and distribute the Products to customers located within the Territory. The Distributor may not sell or distribute the Products over the Internet, whether or not within the Territory.

2.2.           Distribution Rights of Supplier. The Supplier shall be free to sell and to distribute the Products within the Territory in the following circumstances: if the Distributor, after receiving written notice from the Supplier of a specific failure to provide service, fails to cure such failure within ninety (90) days of such written notice. A failure to provide service shall include:

           a.           A failure to service a significant and defined segment of the Territory;

 b.           A failure, inability or unwillingness to service an identified account.

However, during the period from thirty (30) days after such written notice until the end of the ninety (90) day cure period, Supplier may distribute the Products to customers of Distributor that are not being serviced by Distributor.

2.3.           Sub-Distributors. The Distributor may not appoint sub-distributors in furtherance of its obligations under this Agreement to service the Territory without the prior written approval of the Supplier, which approval the Supplier agrees not to withhold unreasonably. In the event that this Agreement is terminated for any reason whatsoever, any and all sub-distributor agreements entered into by the Distributor shall automatically terminate at the same time. In the event that the Supplier is reasonably dissatisfied with the performance of any of the Distributor's sub-distributors, the Supplier may notify the Distributor of such dissatisfaction in writing, following which the Distributor shall have sixty (60) days in which to terminate the affected sub-distributorship without any disruption of service to the accounts being serviced by the affected sub-distributor.

2.4.           Sales Only Within the Territory. The Distributor shall sell and supply the Products only to customers located within the Territory, and shall not sell or supply the Products to any customer whom the Distributor knows or has reason to know will sell or supply the Products to customers outside of the Territory.

2.5.           No Agency. The relationship between the Supplier and the Distributor is that of seller and buyer. The Supplier and the Distributor are independent business entities and are not the agents of one another. Neither party shall hold itself out as, or represent to others that it is, a member or shareholder of the other party, that it is the other party's agent for any purpose or that it has authority to bind the other party in any manner whatsoever.

* Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment and those portions have been filed separately with the Securities and Exchange Commission.

2.6. Transfer of ownership and change in management- Liquid Management shall have the right to terminate this agreement in an event of transfer of ownership or change in management. Upon termination of this contract, Liquid Management Partners shall have no obligation or liabilities to this contract.

3.           MARKETING OBLIGATIONS.

3.1.           Distribution to Customers. The Distributor shall distribute the Products only to retail and wholesale customers within the Territory. The Distributor may not sell or distribute the Products over the Internet, whether or not within the Territory.

3.2.           Distributor Promotional Efforts and Service. The Distributor shall use its best efforts to professionally and aggressively promote and sell the Products to customers and potential customers within the Territory and to properly, promptly, and professionally service all of its customers within the Territory.

3.3.           Minimum Sales Requirements. The Distributor shall attain the Quotas set forth in Exhibit B. In each specified time period, the Distributor shall order from the Supplier and shall pay the Supplier for an amount of the Products equal to or in excess of the Quotas set forth in Exhibit B.

3.4.           Supplier Assistance. The Supplier may, in its sole discretion, furnish to the Distributor marketing and promotional materials, with or without charge, in accordance with its national program for such materials. In the event that the Supplier receives requests for information relating to or purchase orders for the Products from customers or potential customers within the Territory, the Supplier shall promptly forward such requests or purchase orders to the Distributor.

3.5.           Reports. Not later than twenty (20) days after the end of each calendar month during the term of this Agreement, the Distributor shall deliver to the Supplier a written and accurate report containing the following information with respect to the immediately preceding calendar month:
                                a.            Monthly depletions of the Products measured in cases for each item;
b.           Year to date sales of the Products measured in cases for each item;
c.           The number of active customer accounts for the Products within the Territory.
                d.           The volume daily sales broken out by individual Products measured in cases.
                e.           A sample month report consistent with the requirements of this section is set forth in Exhibit F to this Agreement (the "Monthly Report"). Any changes to the format or contents of the Monthly Report shall be sent by the Supplier to the Distributor by electronic mail at the beginning of the month in which such changes are to take effect.

* Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment and those portions have been filed separately with the Securities and Exchange Commission.

3.6.           Sales Controls. The Distributor shall establish, maintain, and effectively use a system of sales control, including, but not limited to, records of sales, and shall furnish to the Supplier at such times as they may be requested by the Supplier such reports as the Supplier may require, including, but not limited to, annual marketing plans, reports of sales, volume daily sales, package distribution, and inventory.

3.7.           Marketing by Supplier. The Distributor will cooperate with the Supplier in conducting such sales and marketing programs and studies as the Supplier may from time to time propose for the Territory. The Distributor shall avoid any sales policies, trade activities or advertising that would be injurious to the reputation or goodwill of the Supplier or the Products. The Distributor shall bear all of its own costs in marketing the Products with the Territory, the Price reflecting an amount that assists the Distributor in doing so.

3.8.           Warehouse. The Distributor shall maintain a warehouse of sufficient size, space, and environmental controls to properly handle and maintain the Products and packages of the Products and shall maintain a representative, balanced, and adequate inventory of the Products in order to ensure that customers in the Territory have an adequate supply of the Products at all times. The Supplier represents that it has reviewed the Distributor's warehouse plan and that it is consistent with the Supplier's standards.

3.9.           Compliance with Law. The Distributor will comply with all local, state, and federal laws and regulations relating to the sale and distribution of the Products and to secure and maintain all necessary licenses and permits as may be required to operate and maintain the Distributor's business.

4.           ORDER PROCEDURE AND PAYMENT.

4.1.           Orders. All orders by the Distributor for the Products shall be sent in writing to the Supplier as follows: by facsimile to the number set forth in Paragraph 13.3, below, by ordinary mail to the address set forth in Paragraph 13.3, below, or by electronic mail to the e-mail address set forth in Paragraph 13.3, below. All orders shall be accepted by the Supplier.

4.2.           Supplier's Acceptance. All orders for the Products by the Distributor shall be for a minimum quantity of one standard trailer load and shall be subject to acceptance by the Supplier and shall not be binding upon the Supplier until the Supplier issues written confirmation of acceptance of the order to the Distributor. The Supplier will provide written confirmation of its acceptance of orders received from the Distributor, by facsimile or electronic mail.

                                4.3.           Controlling Terms. The terms and conditions of this Agreement and of the applicable written confirmation of orders and acceptance of orders shall apply to each order accepted or shipped by the Supplier hereunder. Any terms or conditions appearing on the face or reverse side of any purchase order, acknowledgement or confirmation that are different from or in addition to those required hereunder shall not be binding on the parties, even if signed and returned by the Supplier.

* Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment and those portions have been filed separately with the Securities and Exchange Commission.

4.4.           Payment. The Distributor shall pay for the Products in cash or by check prior to delivery, unless other credit terms have been authorized in writing in advance by the Supplier. In the event the Distributor owes any outstanding balance to the Supplier, the Supplier may withhold delivery of the Products until all outstanding balances have been paid in full.

4.5.           Distributor Financial Condition. The Distributor represents to the best of its knowledge that it is and at all times during the term of this Agreement shall remain in good financial condition, solvent, and able to pay invoices for the Products when due. The Distributor agrees to furnish, when requested by the Supplier, such financial reports as may be deemed necessary by Supplier, including, but not limited to, a current balance sheet and a current profit and loss statement.

     5.              WARRANTY. Subject to the terms and conditions of this Agreement, the Supplier warrants that the Products, when and as delivered to the Distributor, are authentic, are fresh, and conform to the specifications for the Products and conform to all state and federal laws applicable to such type of products, and, to the best of its knowledge, are free from defects in contents and workmanship. The Supplier warrants and represents that it has the full authority and right to market, sell, distribute, and promote the Products exclusively in the Territory.

6.           CONFIDENTIAL INFORMATION. The Distributor acknowledges that the Supplier possesses confidential and proprietary information in the form of, but not limited to, formulas, reports, customer lists, marketing strategies, new business proposals, business records, and business information (hereinafter collectively referred to as "Confidential and Proprietary Information"), all of which are utilized in the Supplier's business and are the property of the Supplier. The Distributor acknowledges that it has or will come into contact with Confidential and Proprietary Information and agrees to keep confidential and secret all such Confidential and Proprietary Information and shall not, in perpetuity, directly or indirectly, use for itself or for any other person, partnership, corporation or entity or otherwise copy, sell, transfer, disclose or make available to any other person, partnership, cooperation or entity in any form or manner whatsoever, whether in writing, oral or computer form, any Confidential and Proprietary Information, except as contemplated by the terms of this Agreement. The Prices charged by the Supplier and paid by the Distributor shall be deemed "Confidential and Proprietary Information". The Distributor agrees, upon termination of this Agreement, to return any and all "Confidential and Proprietary Information" in its possession to the Supplier, including, but not limited to, copies or other reproductions that it may have made or received. During the term of this Agreement, the Distributor shall use its best efforts to maintain the secrecy of all Confidential and Proprietary Information. The Distributor shall refrain from using, disclosing, or otherwise exploiting any Confidential and Proprietary Information for any purpose not specifically authorized by this Agreement or not necessary to the performance of its obligations hereunder. Confidential and Proprietary Information may only be disclosed by the Distributor to those employees of the Distributor who need such information to effectively perform their responsibilities to distribute the Products.

7.           EXCLUSIVITY. The Distributor, as partial consideration for exclusivity in the Territory, agrees not to market or to distribute any beverage products that compete with the Products or have similar attributes to the Products during the term of this Agreement. If the Distributor breaches or

* Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment and those portions have been filed separately with the Securities and Exchange Commission.

threatens to breach any provision of this paragraph 7, the Supplier may seek specific performance or injunctive relief from a court having personal jurisdiction over the Distributor.

8.           TRANSSHIPMENT. The Distributor shall not, whether directly or indirectly, sell, distribute, deliver or divert the Products outside of the Territory without the prior written permission of the Supplier. In addition to all other remedies available to the Supplier for breach of this Paragraph 8, the Distributor shall pay to the Supplier, within thirty (30) days of any transshipment of the Products, the amount of $5.00 for each and every case of the Products that was so sold or distributed by the Distributor or the Distributor's agents, including subdistributors, outside of the Territory.

9.           INSURANCE. The Distributor shall maintain general and public liability and Products liability insurance in a sum of not less than $1,000,000 underlying coverage and $2,000,000 excess or umbrella. The insurance policies purchased by the Distributor shall require the insurer to notify the Supplier no more than thirty (30) days prior to any non-renewal or cancellation.

10.           TRADEMARKS. All trademarks, trade dress, copyright, and goodwill as they relate to the Products, along with all packaging, images, merchandising, and advertising materials concerning the Products remain the sole and exclusive property of the Supplier. The Supplier grants to the Distributor the right and license, during the term of this Agreement, to use its trademark, trade dress, and Product images to promote the goodwill and sale of the Products in the Territory, and any use of the same shall be to promote the Products in the best possible manner. All marketing materials proposed by the Distributor are subject to the Supplier's approval before use.

11.           TERM. This Agreement shall commence on the date first above written and shall remain in force until December 31, 2007, and thereafter will be automatically renewed for successive one (l) year terms.

12.           TERMINATION.

12.1.  By Supplier. The Supplier may terminate this Agreement in the event of:
a.           The liquidation or dissolution or written notice thereof of the Distributor;
b.           An assignment by the Distributor for the benefit of creditors; or
c.           The filing of a voluntary or involuntary petition under the provisions of the United States Bankruptcy Code or the appointment of a receiver for the property of the Distributor, the filing of which remains uncontested and undischarged by the Distributor at the end of thirty (30) days after such filing.

12.2.  By Supplier. The Supplier may terminate this Agreement if the Distributor shall breach a material term or condition of this Agreement and shall fail to cure said breach within thirty (30) days after receipt of written notice from the Supplier stating the nature of such breach. The foregoing Paragraphs 2.3, 2.4, 2.5,3.1,3.2,3.4, 3.6,3.7,3.8,3.10,4.4,4.5,6, 7, 8, and 9 are deemed material terms and conditions of this Agreement. If such breach is of a nature that it caml0t reasonably be cured within thirty (30) days, the Supplier may terminate this Agreement only if the Distributor fails to commence to cure such breach within such thirty (30) day period and thereafter to proceed diligently to cure such breach. If the breach with respect to which notice

* Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment and those portions have been filed separately with the Securities and Exchange Commission.

is given is the failure of the Distributor to perform its obligations hereunder to service customers, such notice shall specify the location in the Territory in which the breach occurred. If the Distributor fails to cure such breach within such thirty (30) day period or fails to commence to cure such breach as provided for above, the Supplier may then terminate this Agreement upon at least thirty (30) days prior written notice of such termination to the Distributor.

12.3. By Supplier. The Supplier may terminate this Agreement if the Distributor shall fail to purchase and to pay for at least the Minimum Purchase Volume specified in Exhibit B, or otherwise materially breaches the terms and conditions set forth in Exhibit B.

12.4. Consequence of Survival. Upon termination of this Agreement, the Supplier shall have the right to repurchase all saleable Products inventory and point of sale materials in the possession or under the control of the Distributor at landed net invoice prices. Upon termination of this Agreement, the Distributor shall furnish to the Supplier:

a. A detailed report enumerating all customer accounts serviced by the Distributor using the Products, whether directly or indirectly,

b. Detailed information relating to each customer account, including servicing, prices, delivery frequency, promotion, and all other relevant information necessary to continue servicing said accounts in an orderly fashion.

13.           MODIFICATIONS, AMENDMENTS, AND WAIVERS. This Agreement may not be modified or amended, including by custom, usage of trade or course of dealing, except by an instrument in writing signed by duly authorized officers of both of the parties hereto. Performance of any obligation required of a party hereunder may be waived only by a written waiver signed by a duly authorized officer of the other party, which waiver shall be effective only with respect to the specific obligation described therein. The waiver by either party hereto of a breach of any obligation of the other shall not operate or be construed as a waiver of any subsequent breach of the same provision or any other provision of this Agreement.

                               13.1. Assignment. The Supplier's grant of distribution rights hereunder is based upon its trust and confidence in the Distributor and in the current owners of the Distributor. The Distributor's rights and obligations under this Agreement may not be transferred or assigned in any manner, voluntary or involuntary, to any other person or entity, without the express written consent of the Supplier. Such assignment must be for the entire Agreement. For purposes of this provision, a transfer or assignment shall include, but not be limited to, the following: (a) gift; (b) merger of the Distributor with any other entity; and (c) sale, gift, transfer or issuance of more than 10% of the equity ownership, shares or stock of the Distributor to any person, persons or entities other than the current owners or their immediate family members as of the date of this Agreement. Upon the occurrence of any attempted transfer or assignment of this Agreement without the express written consent of the Supplier, this Agreement shall immediately terminate, without further notice and without any opportunity to cure.

* Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment and those portions have been filed separately with the Securities and Exchange Commission.

13.2. Force Majeure. The Supplier and the Distributor shall not be responsible for any failure to perform due to unforeseen circumstances or to causes beyond its reasonable control, including but not limited to acts of God, war, riot, embargoes, acts of civil or military authorities, fire, floods, accidents, strikes or shortages of transportation facilities, fuel, energy, labor or materials. In the event of such delay, the Supplier may defer the delivery date for a period equal to the time of such delay.

13.3. Notices. Unless otherwise specifically provided, all notices required or permitted by this Agreement shall be in writing and may be delivered personally, or may be sent by facsimile or certified mail, return receipt requested, to the following addresses, unless the parties are subsequently notified of any change of address in accordance with this Section 13.3.

If to the Supplier:

Liquid Management Partners LLC
320 Northern Blvd, Suite 17
Great Neck, New York 11021
Attention: Michael H. Lam, President
Facsimile: (516) 773-0065
E-mail: MichaelL@liquidiceenergydlink.com

With a copy of said Notice to

Bruce D. Johnson, Esq.
Johnson & Associates
950 Third Avenue, Suite 2602
New York, New York 10022
Facsimile: (212) 808-5536

If to the Distributor:

Health and Wellness Partners Inc.
15641 Red Hill Avenue, Suite #200
Tustin, CA 92780
Attention, President
Facsimile:

Any notice shall be deemed to have been received as follows: (a) if by personal delivery, upon receipt; (b) if by certified mail, return receipt requested, upon receipt; and (c) if by facsimile, twenty-four (24) hours after transmission or dispatch.

* Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment and those portions have been filed separately with the Securities and Exchange Commission.

13.4. Choice of Law. This Agreement shall be construed in accordance with and shall be governed by the laws of the State of New York applicable in the case of agreements to be performed entirely within the State of New York, exclusive of any choice of law principles the application of which would result in the application of the laws of a different jurisdiction. The Distributor expressly agrees to submit to the jurisdiction of the United States District Court for the Southern District of New York or the courts of the State of New York and that proper venue shall be had in New York, New York regarding any and all disputes arising under this Agreement.

13.5. Authority. The Supplier has all requisite power and full authority to enter into this Agreement. The Distributor has all requisite corporate power and authority to enter into this Agreement. This Agreement has been duly and validly executed and delivered by the parties and constitutes a legal, valid, and binding agreement, enforceable in accordance with its terms. This Agreement shall be binding upon and inure to the benefit of the successors, heirs, executors, and legal representatives of the respective parties hereto.

13.6. Further Assurances. The parties agree to execute and deliver any and all other agreements, instruments or documents which may be necessary or appropriate to effectuate or evidence the transactions contemplated by this Agreement.

13.7. Headings. The headings contained in this Agreement are for convenience of reference only and are not to be considered in connection with the interpretation or construction of this Agreement.

13.8. Entire Agreement. This Agreement and the Exhibits attached hereto constitutes the entire understanding and contract between the parties and supersedes and all prior and contemporaneous, oral or written representations, communications, understandings, and agreements between the parties with respect to the subject matter hereof. The parties acknowledge and agree that neither of the parties is entering into this Agreement on the basis of any representations or promises not expressly contained herein.

13.9. Execution in Counterparts. This Agreement may be executed in identical counterparts, each of which shall be deemed an original and all of which when taken together shall constitute but one agreement.

* Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment and those portions have been filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the parties have set their hands and seals on the date and year first above written.

Health and Wellness Partners, Inc

By: /s/Milton C. Ault
Milton C. Ault III, President & CEO

By: /s/Gary R. Gottlieb
Gary R. Gottlieb, Chief Financial Officer

Liquid Management Partners, LLC

By: /s/Michael H. Lam
Michael H. Lam, President

* Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment and those portions have been filed separately with the Securities and Exchange Commission.

EXHIBIT A

PRODUCTS

Distributor shall be permitted to distribute the following Products in the Territory:

Regular Liquid Ice™ Energy Drink in 8.3 ounce cans

Sugar Free Liquid Ice™ Energy Drink in 8.3 ounce cans

Regular Liquid Ice™ Energy Drink in 12 ounce cans

Sugar Free Liquid Ice™ Energy Drink in 12 ounce cans

* Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment and those portions have been filed separately with the Securities and Exchange Commission.

EXHIBIT B

SALES AND MARKETING PLAN

A.          INITIAL ORDER. The Initial Order shall consist of three trailers of the Products.

B.          MINIMUM PURCHASE VOLUME. During the first six months of this Agreement, the Distributor shall purchase no less than three standard trailer loads per month equaling eighteen trailers at the end of the six month starting from the date of which the contract was executed. Starting from the first day after the six months from the execution date, the distributor shall order no less than 37,440, cases per month ending in twelve months from the date of execution. Distributor agrees to order 41,666, cases per month from the first year anniversary from the date of execution of this contract to six months after the first month of the one year anniversary totaling 250,000, cases of Liquid Ice Energy Drink.

                  C.           Any breach in exhibit B will deem to be a material breach of this contract and the supplier shall have the right to terminate this contract.

Agreed to by the Distributor: /s/ Milton C. Ault

* Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment and those portions have been filed separately with the Securities and Exchange Commission.

EXHIBIT C

TERRITORY

The Distributor may distribute and sell the Products within the State of California.

* Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment and those portions have been filed separately with the Securities and Exchange Commission.

EXHIBIT D

PRICES

*

* The confidential portion has been omitted and filed separately with the Securities and Exchange Commission

* Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment and those portions have been filed separately with the Securities and Exchange Commission.

EXHIBIT E

Monthly Report

Monthly Sales:

Depletion:

Inventory: